UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 10, 2016

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2016, Michael Urbut (“Mr. Urbut”) informed Darling Ingredients Inc. (the “Company”) that he is retiring as a member of the Company’s Board of Directors effective at the close of business on October 14, 2016. Mr. Urbut indicated that he has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company wishes to thank Mr. Urbut, who has served on the Board since 2005, for his many contributions to the Company during his years of service, and wishes him well in his retirement.

Mr. Urbut currently serves as the Chairman of the Audit Committee and as a member of the Nominating and Corporate Governance Committee. Effective as of the date of Mr. Urbut’s retirement, the Board will take the following actions with respect to the various Board committees:

•	Appoint D. Eugene Ewing as a member and Chairman of the Audit Committee;

•	Appoint Gary W. Mize to replace D. Eugene Ewing as a member of the Compensation Committee;

•	Designate current Compensation Committee member Mary R. Korby to replace D. Eugene Ewing as the Chairman of the Compensation Committee; and

•	Appoint Mary R. Korby as a new member of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: October 13, 2016	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

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